UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2010

Palm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29597	94-3150688
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 W. Maude Avenue Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 617-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement. On April 28, 2010, Palm, Inc. (“Palm”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewlett-Packard Company, a Delaware corporation (“HP”) and District Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HP (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Palm (the “Merger”), with Palm surviving as a wholly-owned subsidiary of HP.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Palm’s common stock will be converted into the right to receive $5.70 in cash, without interest (the “Common Stock Consideration”). The holders of Palm’s Series C Preferred Stock will receive the Common Stock Consideration on an as-converted basis. The holders of Palm’s Series B Preferred Stock will receive aggregate cash consideration of $328.3 million, without interest, based on the existing liquidation preference of the Series B Preferred Stock. Each outstanding warrant will be converted into the right to receive $2.45 in cash, without interest, for each share of Palm’s common stock subject to the warrant.

Palm’s board of directors has unanimously approved the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of the outstanding shares of Palm’s common stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, and by the holders of the outstanding shares of Palm common stock not beneficially owned by Elevation Partners, L.P. or certain of its affiliates (together, the “Stockholder Approvals”).

In addition to the Stockholder Approvals, consummation of the Merger is subject to other customary closing conditions including the receipt of antitrust approvals and the absence of any government order or other legal restraint prohibiting the Merger. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants by each of Palm and HP.

The Merger Agreement contains termination rights for both Palm and HP, including for Palm if its board of directors changes its recommendation of the Merger to its stockholders in connection with a superior proposal. Upon termination of the Merger Agreement under certain circumstances, Palm may be obligated to pay HP a termination fee of $33,000,000.

The Merger Agreement provides that at or immediately prior to the closing of the Merger, HP will arrange for delivery of funds to satisfy all obligations of Palm and its subsidiaries under Palm’s Credit Agreement among Palm, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent. Based on Palm’s and HP’s expectation that the Merger will close during HP’s third fiscal quarter ending July 31, 2010, a prepayment fee of 1.00% is expected to apply with respect to the aggregate principal amount of debt that is prepaid to satisfy all obligations under the Credit Agreement.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Palm. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in Palm’s representations and warranties are qualified by information contained in a confidential disclosure schedule that Palm provided to HP in connection with the Merger Agreement. Accordingly, Palm stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Palm’s public disclosures.

Voting Agreement. Concurrently with the execution of the Merger Agreement, certain of Palm’s significant stockholders entered into a voting agreement (the “Voting Agreement”) with HP and Palm, and have agreed, in their capacities as Palm stockholders, to, among other things, vote their shares of Palm capital stock in favor of the Merger and the Merger Agreement.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 2.2.

Stockholder Rights Plan Amendment. On April 28, 2010, prior to the execution of the Merger Agreement, Palm amended its Preferred Stock Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, dated September 25, 2000 (as amended, the “Rights Agreement”), to, among other things, render the rights therein inapplicable to the Merger Agreement, the Voting Agreement and any transactions contemplated thereby (including, without limitation, the Merger).

A copy of the amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment to the Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 above with respect to the amendment of Palm’s stockholder rights plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger dated as of April 28, 2010 among Palm, Inc., Hewlett-Packard Company and District Acquisition Corporation.

2.2	Voting Agreement dated as of April 28, 2010 among Hewlett-Packard Company, certain stockholders of Palm, Inc. and Palm, Inc.

4.1	Amendment No. 6 to Rights Agreement dated as of April 28, 2010 between Palm, Inc., a Delaware corporation, and Computershare Trust Company, N.A. (f/k/a Equiserve Trust Company, N.A.) as Rights Agent.

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.
(Registrant)

Date: April 28, 2010	By:	/S/ MARY E. DOYLE
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

Exhibit Index

Item No.	Description

2.1	Agreement and Plan of Merger dated as of April 28, 2010 among Palm, Inc., Hewlett-Packard Company and District Acquisition Corporation.

2.2	Voting Agreement among Hewlett-Packard Company, certain stockholders of Palm, Inc. and Palm, Inc.

4.1	Amendment No. 6 to Rights Agreement dated as of April 28, 2010 between Palm, Inc., a Delaware corporation, and Computershare Trust Company, N.A. (f/k/a Equiserve Trust Company, N.A.) as Rights Agent.